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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 30, 2004
                             -----------------------

                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

              GEORGIA                        000-28000                   58-2213805
    (State or Other Jurisdiction     (Commission File Number)           (IRS Employer
         of Incorporation)                                           Identification No.)

           600 GALLERIA PARKWAY, SUITE 100 ATLANTA, GEORGIA 30339-5949
               (Address of principal executive office) (zip code)

       Registrant's telephone number, including area code: (770) 779-3900

                                       N/A
          (Former name or former address, if changed since last report)
                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 30, 2004, PRG-Schultz USA, Inc. ("Borrower"), a Georgia corporation and a wholly owned subsidiary of the registrant, PRG-Schultz International, Inc. ("PRGX"), entered into an amended and restated credit agreement (the "Senior Credit Facility") with Bank of America, N.A. ("Lender"). The Senior Credit Facility is guaranteed by PRGX and its domestic subsidiaries (the "Guarantors") named on the signature page of the Senior Credit Facility, a copy of which is filed as Exhibit 10(a) to this Form 8-K and is incorporated herein by reference.

     Neither PRGX nor any of its affiliates has any material relationship with Lender apart from the indebtedness outstanding under the Senior Credit Facility and PRGX's previous credit facility.

     The Senior Credit Facility amends and restates PRGX's previous senior credit facility, which was maintained by a syndicate of banking institutions led by Lender. The previous facility had an indicated face value of $38 million and a maturity date of December 31, 2004.

     Revolving loans under the Senior Credit Facility bear interest at either the "Base Rate" plus 1.5%, or the "Eurodollar Rate" plus 3.0%. The Base Rate is a fluctuating rate per annum equal to the Federal Funds Rate plus .5%, or the Lender's "prime rate" for that day, whichever is greater. The Eurodollar Rate is generally the British Bankers Association LIBOR rate two business days prior to the commencement of the interest-bearing period. If the LIBOR rate is unavailable at the appropriate time, then the Eurodollar Rate will be the rate which Lender determines its lending branch would offer to major banks in the London interbank Eurodollar market at their request. The maturity date of revolving loans is May 26, 2006. Only 8 revolving loans that bear interest based upon the Eurodollar Rate may be outstanding at any given time.

     The availability of letters of credit is subject to a $10 million sublimit. The Lender is not obligated to issue a letter of credit if the expiration date is later than May 21, 2006, or over twelve (12) months after the letter was issued or last renewed. The Lender's obligation to issue letters of credit is subject to other limitations, including the violation of any of Lender's policies. Borrower is obligated to reimburse Lender for the amount drawn under a letter of credit on the date of payment by Lender. Generally, a failure to so reimburse Lender will result in a revolving loan in an equal amount, assuming certain eligibility requirements are met. Otherwise, the unreimbursed amount will bear interest at a default rate, as set forth in the Senior Credit Facility.

     There is an "unused fee" of .50% per year on the committed but unused amount under the Senior Credit Facility.

     The credit facility is secured by substantially all of the assets of the Borrower and the Guarantors.

     The Senior Credit Facility contains financial covenants relating to the maintenance of a maximum leverage ratio and minimum consolidated adjusted


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

EBITDA. Covenants in the previous credit facility related to Senior Leverage, Fixed Charge Coverage, and Minimum Net Worth were eliminated.

     The occurrence of certain stipulated events, as defined in the Senior Credit Facility, including but not limited to the event that Borrower's outstanding borrowings exceed the prescribed borrowing base, would require accelerated principal payments. Otherwise, so long as there is no violation of any of the covenants (or any such violations are waived), no principal payments are due until the maturity date.

     The Borrower is obligated to indemnify the Lender from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Senior Credit Facility, the Borrower's use of loan proceeds or the commitments.

     Borrowings under the Senior Credit Facility may only be used for working capital, to make consolidated capital expenditures, to refinance existing indebtedness of the Borrower on the closing date of the facility, or for general corporate purposes. The letters of credit may only be used in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

     On November 30, 2004, the Borrower drew down approximately $9.3 million under the Senior Credit Facility in order to repay borrowings outstanding under the previous facility. Fees and expenses incurred in connection with the refinancing were paid from cash in hand. Additionally, new letters of credit totaling approximately $.190 million were obtained to replace those outstanding under the previous facility.

     The Senior Credit Facility currently provides for revolving credit loans up to a maximum amount of $25 million, subject to certain borrowing base limitations; provided, however, that the maximum amount of loans outstanding may be increased to $30 million as early as July 1, 2005. The registrant's press release dated November 30, 2004 announcing finalization of the Senior Credit Facility incorrectly stated that the earliest such date would be April 1, 2005. As of December 6, 2004, approximately $16.7 million remains available for revolving loans, of which approximately $9.81 million is available for letters of credit, under the Senior Credit Facility.

ITEM 1.02.  TERMINATION OF A MATERIAL CONTRACT.

The Senior Credit Facility described under Item 1.01 above replaced PRGX's previous credit facility with Lender. For further information, see Item 1.01 above, the contents of which are incorporated herein by reference. See also the Notes to PRGX's consolidated financial statements and the "Liquidity and Capital Resources" section of Management's Discussion and Analysis contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2004.



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

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed above under Items 1.01 and 1.02 is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

     (b) Pro Forma Financial Information.

     (c) Exhibits.

         Exhibit Number       Description
         --------------       -----------

             99.1 Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc. ("PRGX"), Certain Subsidiaries of PRGX from Time to Time Party Thereto, and Bank of America, N.A., dated as of November 30, 2004





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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, PRG-Schultz International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRG-SCHULTZ INTERNATIONAL, INC.



Date: December 6, 2004              By:  /s/ Clinton McKellar, Jr.
                                       -----------------------------------------
                                       Clinton McKellar, Jr.
                                       General Counsel and Secretary








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